February 12, 2024

Kartoon Studios and Penguin Young Readers Launch New “Llama Llama” Merchandise Retail Promotional and Charitable Program at Kohl’s
First Products Launch in February 2024 with Second Promotion Planned for April 2024 in Kohl’s Stores Nationwide and Kohls.com
“Llama Llama” Adds New Consumer Products Partners
Beverly Hills, Calif., Feb. 12, 2024 (GLOBE NEWSWIRE) -- Kartoon Studios, Inc. (NYSE American: TOON) evergreen brand “Llama Llama” partners with Penguin Young Readers and KOHL’s to launch new back-to-back nationwide retail promotions featuring book and plush products from the bestselling “Llama Llama” franchise, as part of the popular Kohl’s Cares program. Additionally, Kartoon Studios has added two new plush toy licensing partners to a growing roster, Spirit and YOTTOY, further building the brand’s U.S. merchandise program.
Based on the characters from the bestselling children’s book series by Anna Dewdney and Kartoon Studios’ popular Netflix Original preschool series, “Llama Llama,” starring Jennifer Garner, the first promotion debuted on February 1 and featured a plush toy & book set with a book from Penguin Young Readers, Llama Llama Easter Egg, attached to a plush toy from Spirit. The set retails for $9.00 for a limited time while supplies last.

The second release in April will include another book from Penguin Young Readers, Llama Llama Red Pajama, and a plush doll from YOTTOY. The products will retail separately for
$5.00 each for a limited time while supplies last.

Both promotions will be available at stores nationwide and at Kohls.com through the         Kohl’s Cares collection, with 100% of Kohl’s net profit benefiting non-profit organizations that improve the health and well-being of communities nationwide.
As Kartoon Studios continues to build the “Llama Llama” brand, new licensees Spirit and YOTTOY join a growing list of licensed manufacturers who have also thrived alongside “Llama Llama.” Kids Preferred and Books To Bed, plush and pajamas partners, respectively, continue to sell both in-store and online. Prime Party’s “Llama Llama” party goods are available exclusively online, and the Toniebox from Tonies engages “Llama Llama” fans with enchanting and comforting audio storytelling.
“We began our collaboration with Kohl’s and Penguin in 2020 with our introduction of ‘Llama Llama’ into the Kohl’s Cares initiative, and we extended the partnership in 2022 as we continue to steadily grow the brand. Launching two more promotions in 2024 offers us a tremendous opportunity to continue to honor Anna Dewdney with delivering the heartwarming stories she created, along with new quality products from our recently added licensing partners Spirit and YOTTOY,” stated Lloyd Mintz, SVP Global Consumer Products at Kartoon Studios.
“We are thrilled to have ‘Llama Llama’ included in the Kohl’s Cares program twice in 2024. Their promotions do such good charitable work while giving young readers more ways to connect with their favorite character, ‘Llama Llama’,” said Margaret Anastas, VP & Publisher at Flamingo Books, an imprint of Penguin Random House.
About Llama Llama
Based on the award-winning and bestselling book series by celebrated author and illustrator Anna Dewdney, “Llama Llama” is about first childhood experiences and adventures, as well as the special connections between the lead character, Llama, his Mama and his grandparents. Kartoon Studios’ Netflix Original preschool series “Llama Llama” stars Jennifer Garner, voicing the lead role as Mama Llama, and tells heart-warming tales of life in a safe, friendly town seen through the eyes of Llama as he interacts with the amazing world around him. Seasons one and two of the series are available on Netflix.
With over 35 million units in print worldwide, Dewdney’s “Llama Llama” books from Penguin Young Readers have all been New York Times bestsellers with several titles claiming the #1 spot, and her work has been translated into eight languages. Dewdney’s soothing tales are synonymous with calming early-childhood anxiety, and she was praised by the Chicago Tribune as a “geographer extraordinaire of the emotional terrain of preschoolers and their mothers.” Books in her “Llama Llama” series include Llama Llama Red Pajama, Llama Llama Holiday Drama, Llama Llama Misses Mama, and Llama Llama Time to Share.
About Kartoon Studios
Kartoon Studios (NYSE American: TOON) is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal, on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Netflix; the Netflix Original, Llama Llama, starring Jennifer Garner, and more.
In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families.
Toon Media Networks, the company’s wholly-owned digital distribution network, consists of Kartoon Channel!, Kartoon Channel! Worldwide, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. television market and international expansion underway with launches in key markets around the world, including Germany, Malaysia, India, Africa and Sub-Sahara Africa, Australia, New Zealand, Philippines and Maldives. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, Samsung and LG Smart TVs. Frederator Network owns and operates the largest global animation network on YouTube, with channels featuring over 2000 exclusive creators and influencers, garnering billions of views annually.
For additional information, please visit www.kartoonstudios.com
About Penguin Young Readers
Penguin Young Readers is one of the leading children’s book publishers in the United States. The company owns a wide range of imprints and trademarks, including Dial Books, Dutton, Flamingo, Kokila, Nancy Paulsen Books, Penguin Workshop, Philomel, Puffin, G. P. Putnam’s Sons, Razorbill, Viking, and Frederick Warne. These imprints are home to such award-winning, New York Times- bestselling authors as Laurie Halse Anderson, Max Brallier, Jan Brett, Eric Carle, Roald Dahl, Anna Dewdney, John Flanagan, John Green, Oliver Jeffers, Brad Meltzer, Ransom Riggs, Ruta Sepetys, Sabaa Tahir, Jacqueline Woodson, and dozens of other popular authors. Penguin Young Readers Group is also the proud publisher of perennial brand franchises such as The Little Engine That Could, the

Nancy Drew and Hardy Boys series, Peter Rabbit, Spot, the Classic Winnie the Pooh, the Very Hungry Caterpillar, Madeline, Mad Libs, the Last Kids on Earth, the Rangers Apprentice, and Who HQ among many others. Penguin Young Readers Group is a division of Penguin Random House LLC.
Forward-Looking Statements: Certain statements in this press release constitute "forward- looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.
MEDIA CONTACT:
pr@kartoonstudios.com
INVESTOR RELATIONS CONTACT:
ir@kartoonstudios.com
Photos accompanying this announcement are available at: https://www.globenewswire.com/NewsRoom/AttachmentNg/753c2aca-0bfb-4ff3-810e- 3180edd00bc0
https://www.globenewswire.com/NewsRoom/AttachmentNg/e5591a51-ca45-4c4d-ac7a- 7ff72b0af20d
https://www.globenewswire.com/NewsRoom/AttachmentNg/d2439e26-2123-4afb-b425- 4ac99802d81b

Source: Kartoon Studios

Llama Llama Easter Egg

Llama Llama Red Pajama

Llama Llama Red Pajama